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                                                                    EXHIBIT 1(a)

                       PUBLIC SERVICE COMPANY OF COLORADO
                            (a Colorado corporation)


                                     FORM OF

                             UNDERWRITING AGREEMENT

                         (FIRST COLLATERAL TRUST BONDS)


To the Representatives named in Schedule I hereto of the Underwriters named in
  Schedule II hereto

Dear Sirs:

         Public Service Company of Colorado, a corporation organized under the laws of the State of Colorado (the "Company" or "PSCo"), proposes to issue and sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), its First Collateral Trust Bonds of the designation, with the terms and in the aggregate principal amount specified in Schedule I hereto (the "Bonds") to be issued under its Indenture, dated as of October 1, 1993 (the "Original Indenture"), from the Company to U.S. Bank Trust National Association (formerly First Trust of New York, National Association), as successor trustee (the "Trustee"), as heretofore supplemented and as it will be further supplemented by a supplemental indenture creating the Bonds (said Original Indenture, as so supplemented and to be further supplemented, and said supplemental indenture being hereinafter referred to as the "Indenture" and the "Supplemental Indenture", respectively). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives," as used herein, shall each be deemed to refer to such firm or firms.

         1. Representations and Warranties by the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

         (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form, including a prospectus, for the registration under the Act of the Bonds, which registration statement has become effective. Such registration statement and prospectus may have been amended or supplemented from time to time prior to the date of this Agreement (which date is set forth in Schedule I hereto). Any such amendment or supplement was filed with the Commission and any such amendment has become effective. Each prospectus used before the registration statement became effective, and any prospectus that omitted the offering terms that was used after such effectiveness and prior to the


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execution and delivery of this Agreement, is herein called a "preliminary prospectus". The Company will file with the Commission a prospectus supplement (the "Prospectus Supplement") relating to the Bonds pursuant to Rule 424 and/or Rule 434 under the Act. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein which were filed with the Commission on or prior to the date of this Agreement have been delivered to you and copies of the Prospectus Supplement will be delivered to you promptly after it is filed with the Commission. Such registration statement, as amended prior to the date of this Agreement, and such prospectus, as amended and supplemented prior to the date of this Agreement and as supplemented by the Prospectus Supplement, are hereinafter called the "Registration Statement" and the "Prospectus", respectively. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the date of this Agreement and, if the Company files any document pursuant to the Exchange Act after the date of this Agreement and prior to the termination of the offering of the Bonds by the Underwriters, which documents are deemed to be incorporated by reference into the Prospectus, the term "Prospectus" shall refer also to said prospectus as supplemented by the documents so filed from and after the time said documents are filed with the Commission. There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement or any documents incorporated by reference therein by the Act, the Exchange Act or the rules and regulations thereunder which have not been so filed.

         (b) No order preventing or suspending the use of the Prospectus or the Registration Statement has been issued by the Commission and the Registration Statement, at the date of this Agreement, complied in all material respects with the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the respective rules and regulations of the Commission thereunder and did not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, at the time the Prospectus Supplement is filed with the Commission and at the Closing Date (as hereinafter defined), the Prospectus will comply in all material respects with the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (B) the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the Registration Statement or Prospectus. Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the Act, complied when so filed in all material respects with the rules under the Act, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.


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         (c) This Agreement has been duly authorized, executed and delivered by the Company.

         (d) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act. The Prospectus, as of the date hereof, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters through the Representatives specifically for inclusion therein.

         (e) Deloitte & Touche LLP, which audited the financial statements incorporated by reference in the Registration Statement, (A) are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and (B) do not provide to the Company or its subsidiaries any non-audit services which are prohibited by Section 10A(g) or (h) of the Exchange Act.

         (f) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement and Prospectus present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Except as disclosed in or incorporated by reference in the Registration Statement or Prospectus, neither the Company nor any of its subsidiaries has any contingent obligations which are material to the Company and its consolidated subsidiaries considered as one enterprise.

         (g) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

         (h) The Company has no subsidiaries which would be deemed significant subsidiaries under Regulation S-X.

         (i) Except as may otherwise be reflected in or contemplated by the Prospectus, since the respective dates as of which information is given therein
(i) there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or


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properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business and (ii) neither the Company nor any of its subsidiaries has entered into any transactions which are material to the Company and its subsidiaries considered as one enterprise, other than in the ordinary course of business; and, except as so reflected or contemplated, neither the Company nor any of its subsidiaries has any contingent obligations which are material to the Company and its subsidiaries considered as one enterprise.

         (j) Neither the execution and delivery of this Agreement and the Supplemental Indenture, the issue and sale of the Bonds, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties except, in the case of clause
(ii), any such conflict, breach or violation which would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

         (k) The issuance and sale by the Company of the Bonds pursuant to this Agreement have been duly authorized by all necessary corporate action; and, when issued, authenticated and delivered to the Underwriters pursuant to this Agreement against payment of the consideration theretofore specified herein, the Bonds will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by laws or principles of equity affecting generally the enforcement of mortgagees' and other creditors' rights, including without limitation bankruptcy and insolvency laws and state laws which affect the enforcement of certain remedial provisions of the Indenture, and will be entitled to the benefits of the Indenture.

         (l) The PSCo 1939 Mortgage (as defined in the Indenture) has been duly and validly authorized, executed and delivered by the Company and is in due and proper form and (assuming the PSCo 1939 Mortgage has been duly authorized, executed and delivered by the trustee thereunder) constitutes a legal, valid and binding mortgage of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by laws and principles of equity affecting generally the enforcement of mortgagees' and other creditors' rights, including without limitation bankruptcy and insolvency laws and state laws which affect the enforcement of certain remedial provisions of the PSCo 1939 Mortgage; provided, however, that such state laws will not render the remedies afforded by the PSCo 1939 Mortgage inadequate for the practical realization of the benefit of the security provided thereby.


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         (m) The issuance and delivery by the Company of the Class A Bonds (as defined in the Indenture) to be made the basis of the authentication and delivery of the Bonds (the "Class A Bonds") have been duly authorized by all necessary corporate action; and when (i) the Class A Bonds have been issued, authenticated and delivered to the Trustee pursuant to the Indenture and (ii) the Bonds have been issued, authenticated and delivered to the Underwriters pursuant to this Agreement against payment of the consideration therefor specified herein, the Class A Bonds will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by laws or principles of equity affecting generally the enforcement of mortgagees' and other creditors' rights, including without limitation bankruptcy and insolvency laws and state laws which affect the enforcement of certain remedial provisions of the PSCo Mortgage, and will be entitled to the benefits of the PSCo Mortgage.

         (n) The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a mortgage lien on the properties specifically or generally described or referred to therein as subject to the lien thereof (except such properties as may have been sold, exchanged or otherwise disposed of or released from the lien thereof in accordance with the terms thereof), subject to no liens prior to the lien of the Indenture other than Permitted Liens (as defined in the Indenture) and the lien of the PSCo 1939 Mortgage; and the Indenture by its terms effectively subjects to the lien thereof all property (except property of the kinds specifically excepted from the lien of the Indenture) acquired by the Company after the date of execution and delivery of the Indenture and used or to be used in or in connection with the Electric Utility Business (as defined in the Indenture), subject to Permitted Liens, the lien of the PSCo 1939 Mortgage, any lien thereon existing at the time of such acquisition and to any liens for unpaid portions of the purchase money placed thereon at the time of such acquisition, and also subject to the provisions of Article Thirteen of the Indenture, except as enforcement thereof may be limited by laws or principals of equity effecting generally the enforcement of mortgagees' and other creditors' rights, including without limitation bankruptcy and insolvency laws and state laws which affect the enforcement of certain remedial provisions of the Indenture; provided, however, that such state laws will not render the remedies afforded by the Indenture inadequate for the practical realization of the benefit of the security provided thereby.

         (o) The PSCo 1939 Mortgage constitutes a first mortgage lien on the properties specifically or generally described or referred to therein as subject to the lien thereof, including the shares of stock pledged thereunder (except such property as may have been sold, exchanged or otherwise disposed of or released from the lien thereof in accordance with the terms thereof), subject to no liens prior to the lien of the PSCo 1939 Mortgage other than "permitted encumbrances" (as defined in the PSCo 1939 Mortgage); and the PSCo 1939 Mortgage by its terms effectively subjects to the lien thereof all property (except property of the kinds specifically excepted from the lien of the PSCo 1939 Mortgage) acquired by the Company after the date of the execution and delivery of the PSCo 1939 Mortgage, subject to "permitted encumbrances", to any lien thereon existing at the time of such acquisition and to any liens for unpaid portions of the purchase money placed thereon at the time of such acquisition, and also subject to the provisions of Article XI of the PSCo 1939 Mortgage and to certain possible claims of a trustee in bankruptcy and possible claims and taxes of the federal government.


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         (p) The issuance and sale of the Bonds, and the issuance and delivery of the Class A Bonds, have been duly authorized and approved by an order of The Public Utilities Commission of the State of Colorado and such order is final and in full force and effect on the date hereof, the time for appeal therefrom or review thereof or intervention with respect thereto having expired; no further approval, authorization, consent or other order of any public board or body is legally required in connection with the transactions contemplated by this Agreement, the Indenture or the PSCo 1939 Mortgage, except as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Bonds by the Underwriters in the manner contemplated herein and in the Prospectus.

         (q) The Company has good title to the real properties specifically or generally described or referred to in the Indenture and in the PSCo 1939 Mortgage as subject to the respective liens thereof (except such real property as may have been sold, exchanged or otherwise disposed of), subject only to (a) in the case of all such properties, the lien of the PSCo 1939 Mortgage and "permitted encumbrances" (as defined in the PSCo 1939 Mortgage) and (b) in the case of such properties which are used or to be used in or in connection with the Electric Utility Business (whether or not such us is the sole use of such property) the lien of the Indenture and Permitted Liens.

         (r) Other than as set forth or contemplated in the Prospectus as of the date hereof, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (s) The Company is not, and after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, without taking account of any exemption arising out of the number of holders of the Company's securities.

     (t) Except as set forth in, or incorporated by reference in, the Prospectus Supplement, the Company and its subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits, licenses or approvals, and (iv) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or any such liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business


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or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

         2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Representatives and each other Underwriter, and the Representatives and each other Underwriter agree, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the respective principal amounts of the Bonds set forth opposite their respective names in Schedule II hereto.

         3. Delivery and Payment. Delivery of and payment for the Bonds shall be made at the place, date and time specified in Schedule I hereto (or such other place, date and time not later than eight full business days thereafter as the Representatives and the Company shall designate), which date and time may be postponed by agreement between the Representatives and the Company (such date and time being herein called the "Closing Date"). Delivery of the Bonds shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks payable in New York Clearing House (next day) funds or, if so indicated in Schedule I hereto, in federal (same day) funds. The Bonds will be delivered in definitive registered form except that, if for any reason the Company is unable to deliver the Bonds in definitive form, the Company reserves the right, as provided in the Indenture, to make delivery in temporary form. Any Bonds delivered in temporary form will be exchangeable without charge for Bonds in definitive form. Unless otherwise indicated on Schedule I, the Bonds will be registered in the name of Cede & Co., as nominee of The Depository Trust Company and in the principal amounts set forth in Schedule II hereto. The Bonds will be made available to the Representatives for checking in New York, New York, not later than 2:00 p.m., New York City time, on the business day preceding the Closing Date.

         4. Agreements. The Company agrees with the several Underwriters that:

         (a) With the consent of the Representatives, the Company will cause the Prospectus Supplement to be filed pursuant to Rule 424 (b) and/or Rule 434 under the Act and will notify the Representatives promptly of such filing. During the period for which a prospectus relating to the Bonds is required to be delivered under the Act, the Company will promptly advise the Representatives (i) when any amendment to the Registration Statement shall have become effective, (ii) when any subsequent supplement to the Prospectus (including documents deemed to be incorporated by reference into the Prospectus) has been filed, (iii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceedings for that purpose. The Company will not file any amendment of the Registration Statement or supplement to the Prospectus (including documents deemed to be incorporated by reference into the Prospectus) unless the Company has furnished to the Representatives a copy for your review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company will


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use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

         (b) If, at any time when a prospectus relating to the Bonds is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations of the Commission thereunder, the Company promptly, subject to paragraph (a) of this Section 4, will prepare and file an amendment or supplement to the Prospectus with the Commission or will make a filing with the Commission pursuant to Section 13 or 14 of the Exchange Act, which will correct such statement or omission or will effect such compliance.

         (c) The Company will make generally available to its security holders and to the Representatives a consolidated earnings statement (which need not be audited) of the Company, for a twelve-month period beginning after the date of the Prospectus Supplement filed pursuant to Rule 424(b) and/or Rule 434 under the Act, as soon as is reasonably practicable after the end of such period, but in any event no later than eighteen months after the "effective date of the Registration Statement" (as defined in Rule 158(c) under the Act), which will satisfy the provision of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company, Rule 158).

         (d) The Company will furnish to each of the Representatives a signed copy of the Registration Statement as originally filed and of each amendment thereto, including the Form T -1 and all powers of attorney, consents and exhibits filed therewith (other than exhibits incorporated by reference), and will deliver to the Representatives conformed copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, all amendments of and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request.

         (e) The Company will furnish such information, execute such instruments and take such action as may be required to qualify the Bonds for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Bonds; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

         (f) So long as the Bonds are outstanding, the Company will furnish (or cause to be furnished) to each of the Representatives, upon request, copies of
(i) all reports to stockholders of the Company and (ii) all reports and financial statements filed with the Commission or any national securities exchange.

         (g) During the period beginning from the date of this Agreement and continuing to the Closing Date, the Company will not offer, sell, or otherwise dispose of any bonds of the


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Company (except under prior contractual commitments which have been disclosed to you), without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

         5. Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Bonds to the Underwriters, all fees and expenses of the Company's counsel and accountants, all costs and expenses incident to the preparing, printing and filing of the Registration Statement (including all exhibits thereto), the preliminary prospectus, the Prospectus (including all documents incorporated by reference therein) and any amendments thereof or supplements thereto, all costs and expenses (including fees and expenses of counsel) incurred in connection with "blue sky" qualifications, the determination of the legality of the Bonds for investment by institutional investors and the rating of the Bonds, and all costs and expenses of the printing and distribution of all documents in connection with this underwriting. Except as provided in this Section 5 and Section 8 hereof, the Underwriters will pay all their own costs and expenses, including the fees of their counsel and any advertising expenses in connection with any offer they may make.

         6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Bonds shall be subject, in the discretion of the Representatives, to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of Company officers made in any certificates given pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) The Prospectus Supplement relating to the Bonds shall have been filed with the Commission pursuant to Rule 424(b) and/or Rule 434 within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction.

         (b) The Representatives shall be furnished with opinions, dated the Closing Date, of Ann E. Hopfenbeck, Assistant General Counsel of Xcel Energy Services, Inc., Attorney for the Company, LeBoeuf, Lamb, Greene & MacRae, L.L.P., and Jones Day, counsel to the Company, substantially in the form included as Exhibit A, Exhibit B and Exhibit C, respectively.

         (c) The Representatives shall have received from Dewey Ballantine
LLP, counsel for the Underwriters, such opinion or opinions dated the Closing Date with respect to the incorporation of the Company, this Agreement, the validity of the Indenture, the Bonds, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

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         (d) The Company shall have furnished to the Representatives a certificate of the President or any Vice President of the Company, dated the Closing Date, as to the matters set forth in clause (a) and (h) of this Section 6 and to the further effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

                  (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

                  (ii) there has been no material adverse change in the condition of the Company and its subsidiaries taken as a whole, financial or otherwise, or in the earnings, affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, from that set forth or contemplated by the Registration Statement or Prospectus Supplement.

         (e) The Representatives shall have received letters from Deloitte & Touche LLP, independent public accountants for the Company (dated the date of this Agreement and Closing Date, respectively, and in form and substance satisfactory to the Representatives) advising that (i) they are independent public accountants as required by the Act and published rules and regulations of the Commission thereunder, (ii), in their opinion, the consolidated financial statements and supplemental schedules for the year ended December 31, 2002 incorporated by reference in the Registration Statement or Prospectus and covered in their opinion filed with the Commission under Section 13 of the Exchange Act comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations of the Commission thereunder, (iii) they have performed limited procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minutes of meetings of the Board of Directors, committees thereof, and of the Shareholder of the Company since the date of the most recent audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that: (a) any material modifications should be made to any unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement or Prospectus for them to be in conformity with generally accepted accounting principles or any unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement or Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the rules and regulations of the Commission applicable to Form 10-Q; (b) with respect to the period subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus and except as set forth in or contemplated by the Registration Statement or Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the capital stock of the Company, increases in long-term debt or decreases in stockholders' equity or net current assets of the Company and its consolidated subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the

Prospectus, or for the period from the date of the most recent financial statements included or incorporated by reference in the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues, operating income or net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and (iv) they have carried out specified procedures performed for the purpose of comparing certain specified financial information and percentages (which is limited to financial information derived from general accounting records of the Company) included or incorporated by reference in the Registration Statement and Prospectus with indicated amounts in the financial statements or accounting records of the Company and (excluding any questions of legal interpretation) have found such information and percentages to be in agreement with the relevant accounting and financial information of the Company referred to in such letter in the description of the procedures performed by them.

         (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change or decrease specified in the letter or letters referred to in paragraph
(e) of this Section 6 which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated by the Prospectus.

         (g) Subsequent to the date hereof, no downgrading shall have occurred, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company's bonds or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act.

         (h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus Supplement, and (ii) since the date of this Agreement, neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, which are material to the Company and its subsidiaries, and there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries otherwise than as set forth or contemplated in the Prospectus Supplement, the effect of which, in any such case described in clause
(i) or (ii) is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated by the Prospectus.

         (i) No Representative shall have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which in the opinion of counsel for the Underwriters is material or omits to state a fact which in the opinion of counsel for the Underwriters is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as they may reasonably request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

         7. Conditions of Company's Obligations. The obligations of the Company to sell and deliver the Bonds are subject to the following conditions:

                  (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, threatened.

                  (b) The order of the Colorado Public Utilities Commission referred to in paragraph (1) of Section 1 shall be in full force and effect.

        If any of the conditions specified in this Section 7 shall not have been fulfilled, this Agreement and all obligations of the Company hereunder may be cancelled on or at any time prior to the Closing Date by the Company. Notice of such cancellation shall be given to the Underwriters in writing or by telephone or facsimile transmission confirmed in writing.

         8. Reimbursement of Underwriters' Expenses. If the sale of the Bonds provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Bonds, including the reasonable fees and disbursements of counsel for the Underwriters.

         9. Indemnification.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Bonds as originally filed or in any amendment thereof, or in the Preliminary Prospectus Supplement or the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and agrees to reimburse each such indemnified party for any legal or other expenses as reasonably incurred by them in connection with investigating or defending any such loss, claim, damages, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein and provided further that such indemnity with respect to a prospectus included in the registration statement or any amendment thereto prior to the supplementing thereof with the Prospectus Supplement shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Bonds which are the subject thereof if such person was not sent or given a copy of the Prospectus (but without the documents incorporated by reference therein) at or prior to the confirmation of the sale of such Bonds to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Prospectus was corrected in the Prospectus, provided that the Company shall have delivered the Prospectus, in a timely manner and in sufficient quantities to permit such delivery by the Underwriters. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters but only with reference to written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the documents referred to in the foregoing indemnity, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel and one local counsel, approved by the Representatives in the case of subparagraph (a), representing the indemnified parties under subparagraphs (a) or (b), as the case may be, who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

         (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Bonds. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the

Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Bonds underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

         10. Default by an Underwriter.

         (a) If any Underwriter shall default in its obligation to purchase the Bonds which it has agreed to purchase hereunder (in this Section called the "Unpurchased Bonds"), the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Unpurchased Bonds on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Unpurchased Bonds, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Unpurchased Bonds on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Unpurchased Bonds, or the Company notifies the Representatives that it has so arranged for the purchase of such Unpurchased Bonds, the Representatives or the Company shall have the right to postpone the Closing Date for such Unpurchased Bonds for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Unpurchased Bonds.

         (b) If, after giving effect to any arrangements for the purchase of the Unpurchased Bonds of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Unpurchased Bonds which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Bonds, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Bonds which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Bonds which such Underwriter agreed to purchase hereunder) of the Unpurchased Bonds of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Unpurchased Bonds of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Unpurchased Bonds which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Bonds, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Unpurchased Bonds of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for all Bonds, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) if a banking moratorium shall have been declared either by Federal, Colorado or New York State authorities, (iii) if trading in any securities of the Company shall have been suspended or halted, or (iv) if there shall have occurred any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a war or national emergency or any other calamity or crisis the effect of which on the financial markets in the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Bonds on the terms and in the manner contemplated in the Prospectus.

         12. Representations and Indemnities to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons within the meaning of the Act, and will survive delivery of and payment for the Bonds. The provisions of Sections 5, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

         13. Notices. All communications hereunder will be in writing and, if sent to the Representatives, will be mailed, delivered or transmitted and confirmed to them at their address set forth for that purpose in Schedule 1 hereto or, if sent to the Company, will be mailed, delivered or transmitted and confirmed to it at 800 Nicollet Mall, Suite 2900, Minneapolis, Minnesota 55402, attention: Vice President and Treasurer (fax no.: (612) 215-5370) and confirmed to the General Counsel (fax no.: (612) 215-4501).

         14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

         15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         16. Counterparts. This Agreement may be executed in counterparts, all of which, taken together, shall constitute a single agreement among the parties to such counterparts.

         17. Representation of the Underwriters. The Representatives represent and warrant to the Company that they are authorized to act as the representatives of the Underwriters in connection with this financing and that the Representatives' execution and delivery of this Agreement and any action under this Agreement taken by such Representatives will be binding upon all Underwriters.

         18. Other. Time shall be of the essence for all purposes of this Agreement. As used herein, "business day" shall mean any day when the Commission's office in Washington D.C. is open for business.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                                           Very truly yours,

                                           PUBLIC SERVICE COMPANY OF COLORADO

                                           By
                                             -----------------------------------
                                                      Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

     [NAME OF REPRESENTATIVE]


By
   -----------------------------------
   For itself or themselves and as
   Representatives of the several
   Underwriters, if any, named in
   Schedule II to the foregoing
   Agreement.

                                   SCHEDULE I


Underwriting Agreement dated _____________

Registration Statement No. 333-____________

Representatives and Addresses:


Bonds:

   Designation:   First Collateral Trust Bonds, Series No. ___ ___% Bonds
                  due ____

   Principal Amount: $___________________

   Supplemental Indenture dated as of: ________________

   Date of Maturity:      _______________________

   Interest Rate:         ______% per annum, payable __________ and __________
                          of each year, commencing ____________.

   Purchase Price:        ______% of the principal amount thereof, plus accrued
                          interest from ____________ to the date of payment and delivery.

   Public Offering Price: ______% of the principal amount thereof, plus accrued interest from ____________ to the date of payment and delivery.

Payment to be made in federal (same day) funds. ____ Yes  ____ No

Closing Date and Location:

Office for Delivery of Bonds:

Office for Payment of Bonds:

Office for Checking of Bonds:

                                   SCHEDULE II

NAME                                                                AMOUNT


       Total..............................................       -----------

                                                                       EXHIBIT A


                     FORM OF OPINION OF ANN E. HOPFENBECK

RE: $       PRINCIPAL AMOUNT OF FIRST COLLATERAL TRUST BONDS, SERIES NO.   % DUE
     OF PUBLIC SERVICE COMPANY OF COLORADO, A COLORADO CORPORATION.

Gentlemen:

         For the purpose of rendering this opinion, I have examined the proceedings taken by Public Service Company of Colorado, a Colorado corporation (the "Company"), with respect to the issue and sale by the Company of $
principal amount of     % First Collateral Trust Bonds, Series No.    % due (the
"Bonds"). In connection therewith I have participated in the preparation of the proceedings for the issuance and sale of the Bonds including the Underwriting
Agreement dated     , between you and the Company relating to your purchase of the Bonds (the "Agreement"), and have either participated in the preparation of or examined the Trust Indenture dated October 1, 1993, from the Company to U.S. Bank Trust National Association, as successor trustee (the "Trustee"), as heretofore supplemented and as it will be further supplemented by the Supplemental Indenture creating the Bonds (said indenture, as so supplemented and to be further supplemented, being hereafter referred to as the "Indenture"). This letter is furnished to the Underwriters pursuant to Section 6(b) of the Agreement. Except as otherwise defined herein, terms used in this letter that are defined in the Agreement are used herein as so defined. I also have participated in the preparation of or examined the registration statement and any amendments thereto and the accompanying prospectuses and any supplements thereto, as filed under the Securities Act of 1933, as amended (the "Act"), with respect to the Bonds. Whenever the terms "Registration Statement" or "Prospectus" are used herein, they shall have the respective meanings set forth in the Agreement. My examination has extended to all statutes, records, instruments, and documents which I have deemed necessary to examine for the purposes of this opinion.

         I am of the opinion that:

                  1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                  2. The Agreement has been duly authorized, executed and delivered by the Company;

                  3. The issuance and sale of the Bonds, and the issuance and delivery of the Class A Bonds, have been duly authorized and approved by an order of The Public Utilities Commission of the State of Colorado and such order is final and in full force and effect on the date hereof, the time for appeal therefrom or review thereof or intervention with respect thereto having expired; no further approval, authorization, consent or other order of any public board or body in the State of Colorado is legally required in connection with the transactions contemplated by the Agreement, the Indenture or the PSCo 1939 Mortgage, except as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Bonds by the Underwriters in the manner contemplated by the Agreement and in the Prospectus;

                  4. Neither the execution and delivery of the Agreement, the issue and sale of the Bonds, nor the consummation of any other of the transactions therein contemplated, nor the fulfillment of the terms thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, other than the lien and security interest created by the Bonds, the Indenture and the PSCo 1939 Mortgage, under (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties except, in the case of clause (ii) or (iii), any such conflict, breach or violation, if it did exist, would not, individually or in the aggregate, cause a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business;

                  5. The facsimile signature of a Senior Vice President or Vice President of the Company in lieu of his manual signature on the Bonds and the Class A Bonds and the facsimile signature of the Secretary or an Assistant Secretary of the Company attesting the corporate seal in lieu of his manual signature on the Bonds and the Class A Bonds have been duly and properly authorized by the Board of Directors of the Company, are not inconsistent with the provisions of the charter or by-laws of the Company and are valid and effective under the laws of the State of Colorado; and the facsimile signatures of such officers on the Bonds and Class A Bonds have the same legal effect as though they had manually signed and attested the Bonds and the Class A Bonds as such respective officers;

                  6. The descriptions in the Registration Statement and Prospectus of Colorado state statutes and legal and governmental proceedings are accurate and fairly present the information purported to be given;

                  7. There is no pending, or to my knowledge, threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving the Company or any of its subsidiaries required to be disclosed in the Prospectus which is not adequately disclosed in the Prospectus; and

                  8. The franchises held by the Company, together with the applicable Certificates of Convenience and Necessity issued by The Public Utilities Commission of the State of Colorado, give the Company all necessary authority for the maintenance and operation of its properties and business as now conducted, and are free from burdensome restrictions or conditions of an unusual character.

         In the course of my participation in the preparation of the Prospectus I made investigations as to the accuracy of certain of the statements of fact contained therein, I discussed other matters with officers, employees, and representatives of the Company, and I examined various corporate records and data. While I do not pass upon or assume responsibility for, and shall not be deemed to have independently verified, the accuracy and completeness of the statements contained in the Prospectus (except as to matters set forth in paragraphs 6 and 7 above), nothing has come to my attention that would lead me to believe that the Prospectus as of the date of the Agreement or at the date hereof contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         My opinions herein are limited to the laws of the State of Colorado. For purposes of rendering their opinions of even date herewith to the Underwriters, Jones Day and Dewey Ballantine LLP are each entitled to rely on my opinions in paragraphs 1, 2 and 3 above as to all matters of Colorado law as if such opinions were addressed to them.

                                     Respectfully submitted,



                                     By
                                        --------------------------------------
                                        Ann E. Hopfenbeck
                                        Assistant General Counsel
                                        Xcel Energy Services, Inc.

                                                                       EXHIBIT B


            FORM OF OPINION OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.

RE: $       PRINCIPAL AMOUNT OF FIRST COLLATERAL TRUST BONDS, SERIES NO.   % DUE
    OF PUBLIC SERVICE COMPANY OF COLORADO, A COLORADO CORPORATION.

Gentlemen:

         We have acted as counsel to Public Service Company of Colorado (the "Company"), with respect to matters relating to the Indenture dated as of December 31, 1939 (the "1939 PSCo Mortgage") between the Company and U.S. Bank Trust National Association (formerly First Trust of New York, National Association), as successor trustee (the "1939 Trustee"), and the Indenture dated as of October 1, 1993, as amended and supplemented (the "Indenture"), between the Company and U.S. Bank Trust National Association (formerly First Trust of New York, National Association), as successor trustee (the "Trustee") in
connection with the sale by the Company of up to $          aggregate principal
amount of its First Collateral Trust Bonds, Series No. (the "Bonds") on the basis of an equivalent amount of Class A Bonds (as defined in the Indenture"). This opinion is being delivered pursuant to Section 6(b) of the Underwriting Agreement, dated (the "Agreement"), between the Company and you as representatives of the Underwriters (the "Representatives"). Unless otherwise stated, defined terms used herein shall have the respective meanings given to them in the Agreement.

         We are not general counsel to the Company and our representation of the Company consists of advising it with respect to corporate and regulatory matters as to which we have been specifically consulted. We are familiar with the legal matters pertaining to, and the corporate proceedings of the Company taken with respect to, the authorization and the issuance and sale by the Company of the Bonds and the authorization and the issuance and delivery by the Company of the Class A Bonds. We have examined, among other things, the Prospectus and any amendment and supplement thereto, the corporate records of the Company, the Indenture (including the Supplemental Indenture creating the Bonds), the PSCo 1939 Mortgage (including the supplemental indenture thereto under which the Class A Bonds are being issued), and such other proceedings, papers and documents as we have deemed relevant for the purposes of rendering the opinions enumerated below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of all such latter documents. We have relied as to various questions of fact upon discussions with officers and representatives of the Company and the representations and warranties of the Company contained in the Agreement and upon the certificates of public officials and of officers of the Company being delivered to you thereunder. With respect to the opinions expressed in paragraphs 5, 6 and 7 below, we have relied upon information obtained from public records and from the Company.

         On the basis of and subject to the foregoing, and subject to the further limitations and qualifications set forth below, it is our opinion that:

                  1. The Indenture has been duly and validly authorized, executed and delivered by the Company and is in due and proper form and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a legal, valid and binding mortgage of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, fraudulent conveyance and transfer, and other similar laws affecting the rights of mortgagees and creditors generally, state laws which affect the enforcement of certain remedial provisions of the Indenture, and general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity); provided, however, that such state laws which affect the enforcement of certain remedial provisions of the Indenture will not, in our opinion, render the remedies afforded by the Indenture inadequate for the practical realization of the benefit of the security provided thereby;

                  2. The Bonds are in due and proper form and the issuance and sale of the Bonds have been duly authorized by all necessary corporate action, and when duly executed, authenticated and delivered to the Underwriters pursuant to the Agreement against payment of the consideration set forth therein, the Bonds will be legal, valid and binding obligations of the Company enforceable (subject to the exceptions and limitations referred to in paragraph 1 hereof) in accordance with their terms and entitled to the benefits and security of the Indenture; and the Bonds will be secured equally and ratably with all other bonds outstanding under the Indenture;

                  3. The PSCo 1939 Mortgage has been duly and validly authorized, executed and delivered by the Company and is in due and proper form and (assuming the PSCo 1939 Mortgage has been duly authorized, executed and delivered by the 1939 Trustee) constitutes a legal, valid and binding mortgage of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, fraudulent conveyance and transfer, and other similar laws affecting the rights of mortgagees and creditors generally, state laws which affect the enforcement of certain remedial provisions of the PSCo 1939 Mortgage and general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity); provided, however, that such state laws which affect the enforcement of certain remedial provisions of the Indenture will not, in our opinion, render the remedies afforded by the PSCo 1939 Mortgage inadequate for the practical realization of the benefit of the security provided thereby;

                  4. The Class A Bonds are in due and proper form and the issuance and delivery of the Class A Bonds have been duly authorized by all necessary corporate action; and when (a) the Class A Bonds have been duly executed, authenticated and delivered to the Trustee pursuant to the PSCo 1939 Mortgage and (b) the Bonds have been duly executed, authenticated and delivered to the Underwriters pursuant to the Agreement against payment of the consideration set forth therein, the Class A Bonds will be legal, valid and binding obligations of the Company enforceable (subject to the exceptions and limitations referred to in paragraph 3 hereof) in accordance with their terms and entitled to the benefits and security of the PSCo 1939 Mortgage; and the Class

         A Bonds will be secured equally and ratably with all other bonds outstanding under the PSCo 1939 Mortgage (except to the extent that any sinking, amortization, improvement or other fund may afford additional security for such bonds of any particular series);

                  5. The Company has good title to the real properties specifically or generally described or referred to in the Indenture and in the PSCo 1939 Mortgage as subject to the respective liens thereof (except such real property as may have been sold, exchanged or otherwise disposed of), subject only to (a) in the case of all such properties, the lien of the PSCo 1939 Mortgage and "permitted encumbrances" (as defined in the PSCo 1939 Mortgage) and (b) in the case of such properties which are used or to be used in or in connection with the Electric Utility Business (as defined in the Indenture) (whether or not such use is the sole use of such property), the lien of the Indenture and Permitted Liens (as defined in the Indenture);

                  6. The Indenture and the filings and recordations made in connection therewith constitute a mortgage lien on the properties specifically or generally described or referred to therein as subject to the lien thereof (except such properties as may have been sold, exchanged or otherwise disposed of or released from the lien thereof in accordance with the terms thereof), subject to no liens prior to the lien of the Indenture other than Permitted Liens and the lien of the PSCo 1939 Mortgage; and the Indenture by its terms effectively subjects to the lien thereof all property (except property of the kinds specifically excepted from the lien of the Indenture by the terms thereof) acquired by the Company after the date of execution and delivery of the Indenture and used or to be used in or in connection with the Electric Utility Business, subject to Permitted Liens, the lien of the PSCo 1939 Mortgage, any lien thereon existing at the time of such acquisition and to any liens for unpaid portions of the purchase money placed thereon at the time of such acquisition, and also subject to the provisions of Article Thirteen of the Indenture and to certain possible claims of a trustee in bankruptcy and possible claims and taxes of the federal government;

                  7. The PSCo 1939 Mortgage and the filings and recordations made in connection therewith constitute a first mortgage lien on the properties specifically or generally described or referred to therein as subject to the lien thereof (except such property as may have been sold, exchanged or otherwise disposed of or released from the lien thereof in accordance with the terms thereof), and, with respect to the shares of stock pledged thereunder, the PSCo 1939 Mortgage and the possession by the Trustee of such stock and appropriate stock powers in the State of New York pursuant to the PSCo 1939 Mortgage is sufficient to create a security interest under Article 9 of the Uniform Commercial Code as in effect in the State of New York with respect to such stock (except such stock as may have been sold, exchanged or otherwise disposed of or released from the lien thereof in accordance with the terms thereof), subject to no liens or security interests prior to the lien and security interest created by the PSCo 1939 Mortgage other than "permitted encumbrances"; and the PSCo 1939 Mortgage by its terms effectively subjects to the lien or security interest thereof all property (except property of the kinds specifically excepted from the lien of the PSCo 1939 Mortgage by the terms thereof) acquired by the Company after the date of execution and delivery of the PSCo 1939

         Mortgage, subject to "permitted encumbrances", to any lien thereon existing at the time of such acquisition and also subject to the provisions of Article XI of the PSCo 1939 Mortgage and to certain possible claims of a trustee in bankruptcy and possible claims and taxes of the federal government; and

                  8. The Bonds, the Indenture, the Class A Bonds, and the PSCo 1939 Mortgage conform as to legal matters to the descriptions of the terms thereof contained in the Prospectus under the captions "Description of the First Collateral Trust Bonds" and "Description of the 1939 Mortgage".

         This opinion is limited to the laws of the State of New York and the State of Colorado and the federal law of the United States of America. This opinion speaks as of the date hereof and we undertake no responsibility to advise you of any change in circumstances after the date hereof.

         This letter is not being delivered for the benefit of, nor may it be relied upon by, the holders of the Bonds or any other party to which it is not specifically addressed or to which reliance has not expressly been permitted hereby. This letter may be relied upon only by the addressees hereof in connection with the issuance and sale of the Bonds and may not be relied upon for any other purpose.


                                      Very truly yours,

                                                                       EXHIBIT C


                          FORM OF OPINION OF JONES DAY

RE: $      PRINCIPAL AMOUNT OF FIRST COLLATERAL TRUST BONDS, SERIES NO.    % DUE
    OF PUBLIC SERVICE COMPANY OF COLORADO, A COLORADO CORPORATION.

Ladies and Gentlemen:

         We have acted as special counsel to Public Service Company of Colorado, a Colorado corporation (the "Company"), in connection with the sale by the Company pursuant to the Underwriting Agreement, dated ________________ (the "Agreement"), by and among the Company and the Underwriters named on Schedule I thereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), of $__________ aggregate principal amount of ______% First Collateral Trust Bonds, Series ______ due _____, of the Company (the "Bonds") being issued on this date under the Company's Indenture, dated as of October 1, 1993, to U.S. Bank Trust National Association, as successor trustee (the "Trustee"), as heretofore supplemented and as it is being further supplemented by a supplemental indenture creating the Bonds (said Indenture, as so supplemented, being hereafter referred to as the "Indenture"). This letter is furnished to the Underwriters pursuant to Section 6(b) of the Agreement. Except as otherwise defined herein, terms used in this letter that are defined in the Agreement are used herein as so defined.

         In connection with the opinions expressed herein, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the further assumptions, qualifications and limitations stated herein, we are of the opinion that:

         1. To the extent governed by New York law, the Agreement has been duly executed and delivered by the Company.

         2. The Company is not, and after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, without taking account of any exemption arising out of the number of holders of the Company's securities.

         3. Assuming that the issuance and sale of the Bonds, and the issuance and delivery of the Class A Bonds, have been duly authorized and approved by an order of The Public Utilities Commission of the State of Colorado and such order is final and in full force and effect on the date hereof, and that the time for appeal therefrom or review thereof or intervention with respect thereto have expired, no approval, authorization, consent or order of any public board or body under the laws of the United States of America is legally required in connection with the transactions contemplated by the Agreement, the Indenture or the PSCo 1939 Mortgage.

         4. The descriptions in the Registration Statement and the Prospectus of United States federal statutes are accurate and fairly present the information purported to be given.

         We have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness, except and to the extent as set forth in paragraph 4 above, of the information included in the Prospectus. We have participated in the preparation of the Prospectus. From time to time in connection therewith, we have had discussions with officers, directors and employees of the Company and Xcel Energy Inc., a Minnesota corporation and the parent corporation of the Company, with representatives of Deloitte & Touche LLP, the independent accountants who examined certain of the financial statements of the Company, and with the Underwriters and counsel to the Underwriters. Based upon our participation and discussions described above, we have no reason to believe that the Prospectus, as of its date or the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we express no view as to (i) financial statements, financial schedules and other financial data included or incorporated by reference in the Prospectus or (ii) the information referred to under the caption "Independent Accountants" as having been included or incorporated by reference in the Prospectus and covered by the report of Deloitte & Touche LLP).

         The opinions set forth above are subject to the following assumptions, qualifications and limitations:

         We have assumed, for purposes of the opinions expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. For the purposes of the opinions and views expressed herein, we also have assumed that each of the Underwriters and the Trustee has duly authorized, executed and delivered the documents to which each of them is a party and that each of such documents is the valid, binding and enforceable obligation of each of the Underwriters and the Trustee, respectively.

         As to any facts relevant to the opinions expressed herein, we have relied upon and assume the accuracy of the representations and warranties of the Underwriters contained in the Agreement, and compliance on the part of the Underwriters with their covenants and agreements contained therein.

         We express no opinion as to the validity, binding effect or enforceability of any provision in any document:

         (i) relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution;

         (ii) relating to choice of governing law to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of New York; or

         (iii) requiring or relating to payment of interest (or discount or equivalent amounts) or any premium payment at a rate or in an amount, after the maturity or after or upon acceleration of the respective liabilities evidenced or secured thereby or after or during the continuance of any default, event of default or other circumstance, or upon prepayment, that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture.

         Our opinions as to validity, binding effect or enforceability are subject to the effect of generally applicable rules of law that:

         (i) limit the availability of a remedy in certain circumstances when another remedy has been elected;

         (ii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; or

         (iii) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs.

         Our examination of matters of law in connection with the opinions expressed herein have been limited to, and accordingly our opinions herein are limited to, the federal securities laws of the United States of America and the laws of the State of New York, in each case as currently in effect. In connection with our opinions set forth herein, we express no opinion as to any matters of, or that relate to, the laws of any other jurisdiction, including the laws of the State of Colorado. To the extent such opinions relate to any provision of Colorado law, we direct you to the opinion dated the date hereof of Ann E. Hopfenbeck, Esq., Assistant General Counsel of Xcel Energy Services,
Inc. and a member of the Colorado bar, which opinion previously has been delivered to you.

         It should be understood that the scope of our representation does not include providing legal services to any financial institution or financial institution-affiliated party with regard to any matter (a "financial institutions regulatory matter") the resolution of which requires reference to any provision of Title 12 of the United States Code as in effect from time to time, the policies, procedures, guidelines or practices of any state regulator with respect to any such federal or state law or regulation, or any other federal or state law or regulation or regulatory policy, procedure or practice expressly applicable to financial institutions or, in their capacities as such, financial institution-affiliated parties or, if not expressly applicable, then to the extent applicable by implication or actually applied to a financial institution or financial institution-affiliated party. We express no opinion regarding the compliance by any Underwriters with any such financial institutions regulatory matter.

         This letter is furnished by us, as special counsel to the Company, to you, as the Representatives, solely for the benefit of the Underwriters and solely with respect to the purchase of the Bonds from the Company by the Underwriters upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever, and that this letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.


                                Very truly yours,